Exhibit 99.1

Nikola Corporation

Consolidated Financial Statements

(Unaudited)

NIKOLA CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NIKOLA CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$75,515	$85,688
Restricted cash	4,132	—
Accounts receivable, net	447	770
Prepaid in-kind services	13,269	—
Prepaid expenses and other current assets	7,842	4,423
Total current assets	101,205	90,881
Restricted cash and cash equivalents	—	4,144
Long-term deposits	14,540	13,223
Property and equipment, net	54,436	53,378
Intangible assets, net	62,497	62,513
Goodwill	5,238	5,238
Other assets	54	53
Total assets	$237,970	$229,430
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	7,783	4,499
Accounts payable due to related parties	285	614
Accrued expenses and other current liabilities	16,253	10,942
Accrued expenses due to related parties	791	483
Forward contract liability	1,324	—
Term note - current	4,100	—
Total current liabilities	30,536	16,538
Term note	—	4,100
Other long-term liabilities	12,024	12,212
Deferred tax liabilities, net	1,073	1,072
Total liabilities	43,633	33,922
Commitments and contingencies (Note 10)
Redeemable convertible preferred stock, $0.00001 par value, 129,651,920 shares authorized, 84,095,913 and 82,297,742 shares issued and outstanding as of March 31, 2020 and December 31, 2019 and aggregate liquidation preference of $429,972 and $396,670 as of March 31, 2020 and December 31, 2019	414,664	383,987
Stockholders’ deficit
Common stock, $0.00001 par value, 237,000,000 shares authorized, 60,167,980 and 60,167,334 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	1,315	—
Accumulated deficit	(221,643)	(188,480)
Total stockholders’ deficit	(220,327)	(188,479)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$237,970	$229,430

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$58	$124
Cost of revenues	43	62
Gross profit	15	62
Operating expenses:
Research and development	24,053	23,397
Selling, general, and administrative	7,978	6,501
Total operating expenses	32,031	29,898
Loss from operations	(32,016)	(29,836)
Other income (expense):
Interest income, net	64	333
Loss on Series A redeemable convertible preferred stock warrant liability	—	(593)
Loss on forward contract liability	(1,324)	—
Other income, net	114	1
Loss before income taxes	(33,162)	(30,095)
Income tax expense	1	2
Net loss	$(33,163)	$(30,097)
Net loss per share to common stockholders, basic and diluted	$(0.55)	$(0.50)
Weighted-average shares used to compute net loss per share to common stockholders, basic and diluted	60,167,749	60,166,667

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(In thousands, except share data)

(Unaudited)

	Three Months Ended March 31, 2020
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2019	82,297,742	$383,987	60,167,334	$1	$—	$(188,480)	$(188,479)
Issuance of Series D redeemable convertible preferred stock, net of $2,651 issuance costs	718,257	10,677	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stock for in-kind contribution	1,079,914	20,000	—	—	—	—	—
Exercise of stock options	—	—	646	—	2	—	2
Stock-based compensation	—	—	—	—	1,313	—	1,313
Net loss	—	—	—	—	—	(33,163)	(33,163)
Balance as of March 31, 2020	84,095,913	414,664	60,167,980	$1	1,315	(221,643)	(220,327)

	Three Months Ended March 31, 2019
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of December 31, 2018	76,817,224	278,062	60,166,667	1	6,742	(98,565)	(91,822)
Stock-based compensation	—	—	—	—	1,153	—	1,153
Cumulative effect of ASU 2018-07 adoption	—	—	—	—	162	(162)	—
Net loss	—	—	—	—	—	(30,097)	(30,097)
Balance as of March 31, 2019	76,817,224	$278,062	60,167,667	$1	$8,057	$(128,824)	$(120,766)

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(33,163)	$(30,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,351	196
Stock-based compensation	1,313	1,153
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	593
Deferred income taxes	1	2
Non-cash in-kind services provided by related party	6,731	—
Loss on forward contract liability	1,324	—
Changes in operating assets and liabilities:
Accounts receivable, net	323	(55)
Prepaid expenses and other current assets	236	(386)
Accounts payable and accrued expenses and other current liabilities	(133)	1,261
Accounts payable due to related parties	(329)	(8,704)
Accrued expenses due to related parties	308	3,875
Other long-term liabilities	(9)	—
Net cash used in operating activities	(22,047)	(32,162)
Cash flows from investing activities
Purchases of property and equipment	(1,371)	(4,032)
Deposits for property and equipment	(68)	(1,791)
Cash paid towards build-to-suit lease	—	(4,040)
Net cash used in investing activities	(1,439)	(9,863)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	12,963	—
Issuance costs paid for Business Combination and PIPE financing	(394)	—
Proceeds from the exercise of stock options	2	—
Proceeds from landlord of finance lease	889	—
Payments to landlord for finance lease	(159)	—
Net cash provided by financing activities	13,301	—
Net decrease in cash and cash equivalents and restricted cash	(10,185)	(42,025)
Cash and cash equivalents, including restricted cash, beginning of period	89,832	173,956
Cash and cash equivalents, including restricted cash, end of period	$79,647	$131,931
Supplementary cash flow disclosures:
Cash paid for interest	$216	$33
Cash interest received	$310	$—
Supplementary disclosures for noncash investing and financing activities:
Accrued purchases and deposits of property and equipment	$3,584	$8,457
Accrued Series D redeemable convertible preferred stock issuance costs	$6,868	$—
Non-cash prepaid in-kind services provided by related party in exchange for Series D redeemable convertible preferred stock	$13,269	$—
Accrued Business Combination and PIPE issuance costs	$4,263	$—

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. basis of presentation

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year. These consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 and notes thereto included in the VectoIQ Acquisition Corp.’s (“VectoIQ”) proxy statement/prospectus/information statement dated May 8, 2020, filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act of 1933.

Unless the context otherwise requires, references in this Exhibit 99.1 to the "Company" and "Nikola" refers to Nikola Subsidiary Corporation (f/k/a Nikola Corporation). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated.

All dollar amounts are in thousands, unless otherwise noted. Share and per share amounts are presented on a post-conversion basis for all periods presented, unless otherwise specified.

(b)	Funding Risks and Going Concern

As an early stage growth company, Nikola’s ability to access capital is critical. Management plans to raise additional capital through a combination of public equity, debt financings, strategic alliances, and licensing arrangements.

Additional stock financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations.

These financial statements have been prepared by management in accordance with GAAP and this basis assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As of the date of this report, the Company’s existing cash resources and existing borrowing availability are sufficient to support planned operations for the next 12 months. As a result, management believes that its existing financial resources are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.

2. Summary of Significant Accounting Policies

(a)	Comprehensive Loss

Comprehensive loss includes all changes in equity during a period from non-owner sources. Through March 31, 2020, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented. The Company does not have any foreign currency translation adjustments as a component of other comprehensive loss through March 31, 2020, as the functional currency of all subsidiaries is the U.S. Dollar.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(b) Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. The Company’s cash is placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. The Company limits its concentration of risk in cash equivalents by diversifying its investments among a variety of industries and issuers. The Company has not experienced any credit loss relating to its cash equivalents.

(c) Concentration of Supplier Risk

The Company is not currently in the production stage and generally utilizes suppliers for outside development and engineering support. The Company does not consider any of their supplies to be critical to their research and development activities and does not believe that there is any significant supplier concentration risk during the periods ended March 31, 2020 and 2019.

(d) Cash, Cash Equivalents and Restricted Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. Additionally, the Company considers investments in money market funds with a floating net asset value to be cash equivalents. As of March 31, 2020 and December 31, 2019, the Company had $75.5 million and $85.7 million of cash and cash equivalents, which included cash equivalents of $73.0 million of highly liquid investments at March 31, 2020 and December 31, 2019.

As of March 31, 2020 and December 31, 2019, the Company had $4.1 million in an escrow account related to the securitization of the term loan. See Note 6 “Debt” for additional information on the Company’s term loan.

The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to amounts presented in the consolidated statements of cash flows are as follows:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Cash and cash equivalents	$75,515	$85,688
Restricted cash – current	4,132	—
Restricted cash and cash equivalents – non-current	—	4,144
Cash, cash equivalents and restricted cash and cash equivalents	$79,647	$89,832

(e) Prepaid In-kind Services

The Company issues CNH Industrial N.V. (“CNHI”) shares of Series D redeemable convertible preferred stock in exchange for in-kind technical assistance services. When shares are issued, the Company records prepaid in-kind services and amortizes the amount as services are received in research and development costs in the consolidated statement of operations.

(f) Fair Value of Financial Instruments

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The carrying value and fair value of the Company’s financial instruments are as follows:

	As of March 31, 2020
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents – money market	$73,010	—	—	$73,010
Restricted cash equivalents – money market	4,132	—	—	4,132
Liabilities
Forward contract liability	—	—	1,324	1,324

	As of December 31, 2019
	(in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents – money market	$73,005	—	—	$73,005
Restricted cash equivalents – money market	4,144	—	—	4,144

In September 2019, the Company entered into an agreement that required the Company to issue and the investor to purchase Series D redeemable convertible preferred stock at a fixed price in April 2020 (the “Forward Contract Liability”), which was accounted for as a liability. The liability was remeasured as of March 31, 2020 and the change in fair value was recognized in other income (expense) on the consolidated statements of operations. The Company settled the liability in April 2020 with the issuance of Series D redeemable convertible preferred stock. The change in fair value of the Forward Contract Liability was as follows:

(in thousands)
Estimated fair value at December 31, 2019	—
Change in fair value	1,324
Estimated fair value at March 31, 2020	$1,324

In determining the fair value of the Forward Contract Liability, estimates and assumptions impacting fair value included the estimated future value of the Company’s Series D redeemable convertible preferred stock, discount rates and estimated time to liquidity. The following reflects the significant quantitative inputs used:

	As of
	March 31, 2020	December 31, 2019
Estimated future value of Series D redeemable convertible preferred stock	$19.01	$18.52
Discount rate	0.05%	1.56%
Time to liquidity (years)	0.03	0.3

(g) Redeemable Convertible Preferred Stock

The Company records shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The redeemable convertible preferred stock is recorded outside of stockholders’ deficit on the consolidated balance sheets because the shares contain liquidation features that are not solely within the Company’s control. The Company has elected not to adjust the carrying values of the redeemable convertible preferred stock to the liquidation preferences of such shares because of the uncertainty of whether or when such an event would occur. Subsequent adjustments to increase the carrying values to the liquidation preferences will be made only when it becomes probable that such a liquidation event will occur.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On June 3, 2020, the Company and VectoIQ consummated the merger contemplated by that certain Business Combination Agreement, dated March 2, 2020, by and among the VectoIQ, and VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware (the “Business Combination”), with Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ. Immediately before the closing of the Business Combination, all shares of outstanding redeemable convertible preferred stock of the Company converted into shares of common stock of the Company (see Note 12 “Subsequent Events”).

(h) Recent Accounting Pronouncements

As an emerging growth company (“EGC”), the Jumpstart Our Business Startups Act of 2012, as amended (“JOBS Act”), allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election. Upon completion of the Business Combination in June 2020 (see Note 12 “Subsequent Events”), the Company expects to no longer qualify as an EGC and will revise the adoption dates accordingly in subsequent filings.

In February 2016, the FASB issued Accounting Standard Update (“ASU”) 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. These new leasing standards are effective for the Company beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In January 2020, the FASB issued ASU No. 2020-01, Investments – Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. ASU 2020-01 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

3. Balance Sheet Components

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Deferred stock issuance costs	$4,656	$—
Materials and supplies	1,859	1,872
Other current assets	1,327	2,551
Total prepaid expenses and other current assets	$7,842	$4,423

Deferred stock issuance costs consist of specific incremental expenses directly attributable to the Business Combination and related PIPE investment. These expenses will offset proceeds received from the transactions in the second quarter of 2020.

Property and Equipment

Property and equipment consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Machinery and equipment	$13,653	$13,483
Furniture and fixtures	1,404	1,228
Leasehold improvements	1,421	1,437
Software	2,575	1,909
Building	33,248	33,248
Construction-in-progress	5,567	4,264
Other	1,404	1,309
Property and equipment, gross	59,272	56,878
Less: accumulated depreciation and amortization	(4,836)	(3,500)
Total property and equipment, net	$54,436	$53,378

Depreciation expense for the three months ended March 31, 2020 and 2019 was $1.3 million and $0.2 million, respectively.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Accrued payroll and payroll related expenses	$1,007	$1,385
Accrued stock issuance costs	10,761	4,695
Accrued outsourced engineering services	2,461	2,722
Other accrued expenses	1,341	1,480
Current portion of lease financing liability	683	660
Total accrued expenses and other current liabilities	$16,253	$10,942

4. intangible assets, net

The gross carrying amount and accumulated amortization of separately identifiable intangible assets are as follows:

	As of March 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	(79)	315
Licenses	50,150	(78)	50,072
Total intangible assets	$62,654	$(157)	$62,497

	As of December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	(71)	323
Licenses	50,150	(70)	50,080
Total intangible assets	$62,654	$(141)	$62,513

Amortization expense for the three months ended March 31, 2020 and 2019 was immaterial.

5. Related partY transactions

Related Party License and Service Agreements

In September 2019, the Company entered into a Master Industrial Agreement (“CNHI Services Agreement”) and S-WAY Platform and Product Sharing Agreement (“CNHI License Agreement”) with CNHI and Iveco S.p.A (“Iveco”), in conjunction with the Company’s Series D redeemable convertible preferred stock offering. Under these agreements, the Company will issue CNHI and Iveco 13,498,921 shares of Series D redeemable convertible preferred stock in exchange for a license valued at $50.0 million, $100.0 million in-kind services and $100.0 million in cash. CNHI is a related party to the Company as CNHI is represented by a member on the Company’s board of directors. In February 2020, the Company and CNHI amended the Series D Purchase Agreement for future sales and issuances of Series D redeemable convertible preferred stock to CNHI and its affiliates. The Company will issue CNHI and its affiliates the remaining previously committed shares of Series D redeemable convertible preferred stock in exchange for cash and in-kind service contributions by the second quarter of 2020.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the three months ended March 31, 2020, the Company issued 1,079,914 shares of Series D redeemable convertible preferred stock to Iveco in exchange for $20.0 million in-kind services, with $6.7 million of in-kind services recognized in research and development on the consolidated statements of operations and $13.3 million of prepaid in-kind services recognized on the consolidated balance sheets.

Related Party Aircraft Charter Agreement

In 2019, the Company entered into an aircraft charter arrangement with the Company’s Chief Executive Officer (the “CEO”) to reimburse the CEO for the flight hours incurred for Company use on his personal aircraft. These flight hours are related to business travel by the CEO and other members of the executive team to business meetings and trade conferences, as well as the CEO’s commute between the Company’s headquarters in Phoenix, Arizona and the CEO’s residence in Utah. During the three months ended March 31, 2020 and 2019 the Company reimbursed $0.2 million and zero, respectively, to the CEO for the use of the CEO’s aircraft. As of March 31, 2020 and December 31, 2019 the Company had $0.2 million and $0.03 million, respectively, outstanding in accounts payable and accrued expenses to the CEO for the use of the CEO’s aircraft.

Related Party Revenue and Accounts Receivable

During the three months ended March 31, 2020 and 2019 the Company recorded revenues of $47 thousand and $24 thousand, respectively, for the provision of solar installation services to the CEO. As of March 31, 2020 and December 31, 2019, the Company had $30 thousand and $51 thousand, respectively, outstanding in accounts receivable related to solar installation services from the CEO. Subsequent to March 31, 2020 the receivable was paid and there are no outstanding receivables remaining from the CEO.

Related Party Research and Development and Accounts Payable

During the three months ended March 31, 2020 and 2019, the Company recorded research and development expenses of $0.9 million and $5.1 million, respectively, from a related party. As of March 31, 2020, the Company had $0.3 million of accounts payable due to related parties and $0.8 million of accrued expenses due to related parties. As of December 31, 2019, the Company had $0.6 million of accounts payable due to related parties and $0.5 million of accrued expenses due to related parties. Accounts payable and accrued expenses with related parties primarily consists of outside development and other research and development expenses.

Related Party Stock Options

In December 2018, the CEO issued 3,158,949 performance-based stock options to recognize the performance and contribution of specific employees. The underlying common stock of these option awards are owned by the CEO and are considered to be issued by the Company for accounting purposes. These performance-based stock options vest based on the Company’s achievement of a liquidation event, such as a private sale or an initial public offering on a U.S. stock exchange. The weighted average grant date fair value of the performance-based stock options was $1.19 for the year ended December 31, 2018. As of March 31, 2020, these option awards have not vested and the unrecognized stock-based compensation expense related to these option awards is $3.8 million. Stock-based compensation expense of $3.8 million will be recognized upon close of the Business Combination with VectoIQ and subsequent public listing of the Company in the second quarter of 2020.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

(UNAUDITED)

Related Party Stock Repurchase

In September 2019, in contemplation of Nikola’s proposed Series D financing round, Nikola entered into an amendment of the Nimbus Redemption Letter Agreement with Nimbus Holdings LLC (“Nimbus”) (the “Amendment”). Pursuant to the terms of the Amendment and the Series B preferred stock repurchase agreement, Nikola agreed to repurchase 1,880,984 shares of Series B preferred stock held by Nimbus, at the share price of $16.67 which is equal to 90% of the share price in the Series D financing round of $18.52 per share. The number of shares to be repurchased exceeded five percent (5%) of the contemplated Series D round of financing. This was negotiated by Nikola in order to reduce the total number of shares of Series B preferred stock held by Nimbus, to such an extent that Nimbus would no longer be entitled to elect a member of the Company’s board of directors as a result of Nimbus’ Series B preferred stock holdings. The repurchase was completed in October 2019, for an aggregate repurchase amount of $31.4 million. The Amendment also provided Nimbus with additional redemption rights based on various capital raise thresholds, none of which were met as of December 31, 2019.

In March 2020, Nikola entered into an additional letter agreement with Nimbus in which Nimbus agreed to terminate the Nimbus Redemption Letter Agreement. Concurrently, Nikola entered into an agreement with Nimbus, whereby Nikola agreed to repurchase an additional 1,499,700 shares of Series B preferred shares from Nimbus at a share price of $16.67 for an aggregate repurchase price of $25.0 million. The parties agreed that the repurchase price constituted the price that Nimbus would otherwise be entitled to under the Nimbus Redemption Letter Agreement. The number of shares to be repurchased was negotiated by Nikola and Nimbus as a mechanism to compensate Nimbus for agreeing to relinquish its previous redemption rights granted in the Nimbus Redemption Letter Agreement. The repurchase occurred in conjunction with the Business Combination during the second quarter of 2020.

6. DEBT

Term Note

Debt consisted of a term note for $4.1 million as of March 31, 2020 and December 31, 2019.

In January 2018, the Company entered into a term note with JP Morgan Chase where the Company borrowed $4.1 million to fund equipment purchases. The term note accrues interest at 2.43% per annum and is payable on or before January 31, 2019. The term note is secured by restricted cash.

In February 2019, the Company amended the term note to extend its term by one year and increased the interest rate to 3.00% per annum. In February 2020, the Company amended the term note to extend its term for one year, to January 31, 2021. The term note accrues interest at a rate equal to the LIBOR rate for the applicable interest period multiplied by the statutory reserve rate as determined by the Federal Reserve Board. The term loan has a financial covenant that requires the Company to maintain a minimum amount of liquidity with the bank. As of March 31, 2020, the Company was in compliance with the financial covenant.

7. CAPITAL STRUCTURE

Shares Authorized and Outstanding

As of March 31, 2020 the Company had authorized a total of 366,651,920 shares for issuance with 237,000,000 shares designated as common shares and 129,651,920 shares designated as preferred shares.

Redeemable Convertible Preferred Stock

In January and March 2020, the Company raised $13.4 million through the issuance of 718,257 Series D redeemable convertible preferred stock at an $18.56 per share average, incurring $2.7 million of issuance costs. As such, the Company received aggregate net proceeds of $10.7 million. As of March 31, 2020, $2.2 million of the issuance costs is included in accrued liabilities on the consolidated balance sheet. The Company also issued an additional 1,079,914 shares of Series D redeemable convertible preferred stock for in-kind services valued at $20.0 million during the three months ended March 31, 2020.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of March 31, 2020:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
		(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	5,606,671	3.00	16,774	17,661
Series B	4,904,050	4,904,050	7.73	37,908	37,908
Series C	25,145,519	25,145,519	8.59	209,000	216,000
Series D	53,995,680	8,439,673	18.52	148,982	156,303
Total convertible preferred stock	129,651,920	84,095,913		$414,664	$429,972

The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of December 31, 2019:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
	(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	5,606,671	3.00	16,774	17,661
Series B	4,904,050	4,904,050	7.73	37,908	37,908
Series C	25,145,519	25,145,519	8.59	209,000	216,000
Series D	53,995,680	6,641,502	18.52	118,305	123,001
Total convertible preferred stock	129,651,920	82,297,742		$383,987	$396,670

There have been no changes to various rights, privileges, and preferences to the holders of redeemable convertible preferred shares for the three months ended March 31, 2020.

In conjunction with the Business Combination in June 2020, all shares of outstanding redeemable convertible preferred stock were converted into shares of common stock. See Note 12 “Subsequent Events” for further details on the transaction and share conversion.

8. Stock-Based Compensation Expense

Stock Option Plan

The Nikola Corporation 2017 Stock Option Plan (the “2017 Plan”) provides for the grant of incentive and nonqualified options to purchase the Company’s common stock to select officers, key employees, directors, and consultants. Options are granted at a price not less than the fair market value on the date of grant and generally become exercisable between one and four years after the date of grant. Options generally expire ten years from the date of grant.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Common Stock Valuation

The fair value of the common stock that underlies the stock options is determined by the board of directors based upon information available at the time of grant. Because there is no public market for the common stock, the Company’s board of directors determined the fair value of the Company’s common stock based on periodic valuation studies from an independent third-party valuation firm.

In performing its valuation analysis, the valuation firm engaged in discussions with management, evaluated key milestone achievements, analyzed historical and forecasted financial statements and reviewed corporate documents. In addition, these valuation studies were based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation.

Stock Option Valuation

The Company utilizes the Black-Scholes option pricing model for estimating the fair value of options granted, which requires the input of highly subjective assumptions.

The Company calculates the fair value of each option grant on the grant date using the following assumptions:

Expected Term - The Company uses the simplified method when calculating expected term due to insufficient historical exercise data.

Expected Volatility - As the Company’s shares are not actively traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

Expected Dividend Yield - The dividend rate used is zero as the Company does not have a history of paying dividends on its common stock and does not anticipate doing so in the foreseeable future.

Risk-Free Interest Rate - The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

As of
	March 31, 2020	December 31, 2019
Exercise price	$6.81	$2.00 – $6.81
Risk-free interest rate	0.93% - 1.70%	1.44% – 2.65%
Expected term (in years)	5.3 – 6.3	5.0 – 6.3
Expected dividend yield	—	—
Expected volatility	83.6% - 84.8%	70.0% – 85.1%

The following table presents the impact of stock-based compensation expense on the consolidated statements of operations for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Research and development	$359	$150
Selling, general, and administrative	954	1,003
Total stock-based compensation expense	$1,313	$1,153

The unrecognized compensation cost of stock options as of March 31, 2020 was $12.8 million, which is expected to be recognized over the weighted average remaining service period of 3.2 years. As of March 31, 2020, there were 12,215,598 shares available for future issuance under the 2017 Plan. In connection with the Business Combination, certain stock options vesting period was accelerated and the Company recorded an additional $8.1 million of expense during the second quarter of 2020.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Performance Based Stock Options

As of March 31, 2020 and December 31, 2019 the outstanding performance-based options (“PSUs”) issued by the Company were 2,710,934. No PSUs were granted in during the three months ended March 31, 2020. The 2,710,934 PSUs outstanding as of March 31, 2020 have a vesting condition based on the achievement of specified amounts of equity capital raised by the Company subsequent to the grant date. The performance-based provision was achieved for all of the outstanding performance-based award and the Company began recognizing expense related to these PSUs in 2018.

The 2,710,934 PSUs outstanding as of March 31, 2020 does not include PSUs issued by a related party. See Note 5, “Related Party Transactions” for additional information regarding the related party PSUs.

Stock Option Activity

Changes in stock options are as follows:

	Options	Weighted Average Exercise Price Per share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
				(in thousands)
Outstanding at December 31, 2019	21,048,742	$2.06	8.78	$99,999
Granted	597,258	$6.81
Exercised	646	$3.85
Cancelled	32,929	$3.59
Outstanding at March 31, 2020	21,612,425	$2.19	8.65	$349,714
Vested and exercisable as of March 31, 2020	18,377,394	$2.02	8.62	$300,470

The weighted-average grant date fair value of stock options issued for the three months ended March 31, 2020 were $4.80. There were 646 stock options exercised during the three months ended March 31, 2020 and the total intrinsic value of stock options exercised is immaterial.

Related Party Performance-based Stock Options Activity

In December 2018, the CEO issued 3,158,949 PSUs to certain employees. The weighted average exercise price per share was $2.00 and the weighted-average grant date fair value of these PSUs was $1.19. There were no PSUs issued by the CEO in the periods ended March 31, 2020 and December 31, 2019. As of March 31, 2020, the weighted average remaining contractual term of these PSUs is 8.75 years and the aggregate intrinsic value of these PSUs is $51.7 million. There were no PSUs vested or exercised as of March 31, 2020. All PSUs vested in conjunction with the Business Combination in June 2020.

9. INCOME TAXES

To calculate the interim tax provision, at the end of each interim period the Company estimates the annual effective tax rate and applies that to its ordinary quarterly earnings. The effect of changes in the enacted tax laws or rates is recognized in the interim period in which the change occurs. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and judgments including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in foreign jurisdictions, permanent differences between book and tax amounts, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained, or the tax environment changes.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Income tax expense was $1 thousand and $2 thousand for the three months ended March 31, 2020 and 2019, respectively. The effective income tax rate was nil for three months ended March 31, 2020 and 2019. The Company’s effective tax rate differs from the U.S. statutory rate primarily due to a full valuation allowance against its net deferred tax assets where it is more likely than not that some or all of the deferred tax assets will not be realized.

10. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company that remains outstanding as of March 31, 2020.

Commitments and Contingencies on Land Conveyance

In February 2019, the Company was conveyed 430 acres of land in Mesa, Arizona by Pinal Land Holdings, LLC (“PLH”). The purpose of the land conveyance was to incentivize the Company to locate their manufacturing facility in Mesa and provide additional jobs to the region. The Company is required to commence construction of the manufacturing facility within two years of February 2019 (the “Manufacturing Facility Commencement Deadline”), and is required to complete construction of their manufacturing facility within five years of February 2019 (the “Manufacturing Facility Deadline”).

Upon the earlier of the Manufacturing Facility Commencement Deadline or the commencement of construction, the Company will deposit $4.0 million in escrow to PLH. The amount in escrow will be returned to the Company upon completion of construction.

If the Company fails to achieve the Manufacturing Facility Commencement Deadline, the Company has the option to extend the deadline for one year by providing written notice to PLH and paying PLH $0.5 million. In the event the Company fails to achieve extended deadline, PLH is entitled to either the $4.0 million security deposit, or to purchase the 430 acres of land from the Company at a price equal to out of pocket costs and expenses incurred by the Company prior to the Manufacturing Facility Commencement Deadline.

If the Company fails to achieve the Manufacturing Facility Deadline, the Company may extend the completion deadline by paying PLH $0.2 million per month, until construction is completed. The extension of the Manufacturing Facility Deadline beyond two years will require express written consent of PLH. If the Company does not exercise the Monthly Payment Option, fails to make timely payments on the Monthly Payment Option, or fails to complete construction by the extended Manufacturing Facility Deadline, PLH is entitled to either the $4.0 million security deposit or may reacquire the land and property at the appraised value to be determined by independent appraisers selected by the Company and PLH.

Contingent Fee for Advisory Services

In January 2020, the Company entered into an agreement to obtain advisory services for the potential Business Combination. The fee for the services is contingent upon completion of the Business Combination. The Company considered the likelihood of the Business Combination consummating as probable and has accrued $3.0 million as of March 31, 2020.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Contingent Fee for Marketing Services

In February 2020, the Company entered into an agreement with a consultant for the marketing of battery-electric vehicle (“BEV”) / hydrogen fuel cell electric vehicle (“FCEV”) hybrid pickup truck. Under the agreement, should the Company accept reservation fees from prospective customers to purchase one or more pickup trucks, for every $100 in reservation fees, the Company will issue 10 shares of common stock to the consultant for up to a maximum of 2,000,000 shares. The Company also agreed to reimburse the consultant up to $5.0 million in marketing costs. As of March 31, 2020 the Company has not started accepting reservation fees for the FCEV/BEV hybrid pickup truck.

11. Net LOSS PER SHARE

The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share data)
Numerator:
Net loss	$(33,163)	$(30,097)
Denominator:
Weighted average shares outstanding, basic and diluted	60,167,749	60,166,667
Net loss per share to common stockholder, basic and diluted	$(0.55)	$(0.50)

Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

The following weighted-average outstanding common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive.

	Three Months Ended March 31,
	2020	2019
Series AA redeemable convertible preferred stock	10,020,000	10,020,000
Series BB redeemable convertible preferred stock	29,980,000	29,980,000
Series A redeemable convertible preferred stock	5,606,672	4,888,671
Series B redeemable convertible preferred stock	4,904,050	6,785,034
Series C redeemable convertible preferred stock	25,145,520	25,145,519
Series D redeemable convertible preferred stock	7,203,860	—
Stock options, including performance stock options	15,904,649	—
Total	98,764,751	76,817,224

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

12. SUBSEQUENT EVENTS

Business Combination and Share Conversion

On June 3, 2020, the Company and VectoIQ consummated the merger contemplated by the business combination agreement, with Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ. Immediately prior to the closing of the Business Combination, all shares of outstanding redeemable convertible preferred stock were automatically converted into an aggregate of 89.2 million shares of Legacy Nikola common stock. Upon consummation of the Business Combination each share of Legacy Nikola common stock issued and outstanding was canceled and converted into the right to receive the number of shares of common stock (the “Per Share Merger Consideration”) equal to the exchange ratio of 1.901 (the “Exchange Ratio”).

Upon the Closing of the Business Combination, Nikola’s certificate of incorporation was amended and restated to increase the total number of authorized shares of all classes of capital stock to 750 million, of which 600 million shares shall be Common Stock, $0.0001 par value per share, and of which 150 million shares shall be Preferred Stock, $0.0001 par value per share.

In connection with the execution of the Business Combination, VectoIQ entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and VectoIQ agreed to sell to the Subscribers, an aggregate of 52,500,000 shares of common stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $525.0 million, in the PIPE. The PIPE investment closed simultaneously with the consummation of the Business Combination.

The gross proceeds from the Business Combination and PIPE Shares totaled $763.2 million, incurring $52.3 million in transaction fees, for net proceeds of $710.9 million. Net proceeds excludes payments for redemptions of M&M Residual for $70.0 million and repurchase of Nimbus Series B convertible redeemable preferred shares for $25.0 million.

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, VectoIQ will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Nikola shareholders having a majority of the voting power of the combined company, Nikola comprising the ongoing operations of the combined entity, Nikola comprising a majority of the governing body of the combined company, and Nikola’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Nikola issuing stock for the net assets of VectoIQ, accompanied by a recapitalization. The net assets of VectoIQ will be stated at historical cost, with no goodwill or other intangible assets recorded.

Joint Venture

In April 2020, the Company and Iveco entered into a series of agreements which established a joint venture in Europe, Nikola Iveco Europe B.V. The operations expected to be performed by the joint venture consist of the development and manufacturing of the BEV and FCEV trucks for the European market, as well as for the North American market while Nikola’s greenfield manufacturing facility in Coolidge, Arizona is being completed. The operations of the joint venture are expected to commence in the third quarter of fiscal 2020.

The agreements provide for a 50/50 ownership of the joint venture and a 50/50 allocation of the joint venture’s production volumes and profits between Nikola and Iveco. Both parties are entitled to appoint an equal number of board members to the board of Nikola Iveco Europe B.V. Pursuant to the terms of the agreements, the Company and Iveco each contributed intellectual property licenses to their respective technology, and agreed to contribute approximately $8.0 million in cash for a 50.0% interest in Nikola Iveco Europe B.V. The intellectual property licenses contributed to the joint venture by Nikola are related to intellectual property related to Nikola-developed BEV and FCEV technology for the use in the European market. Iveco contributed to the joint venture a license for the S-WAY technology for use in the European market.

The Company is in the process of evaluating the joint venture under ASC Topic 810-10, Consolidations. The Company will complete the analysis and plans to disclose the accounting for the joint venture in its financial statements for the quarter ending June 30, 2020.

Borrowings

In April 2020, the Company entered into a Note with JP Morgan Chase under the Small Business Administration Paycheck Protection Program established under Section 1102 of the Coronavirus Aid, Relief and Economic Security (CARES) Act, pursuant to which the Company borrowed $4.1 million. The Note accrues interest at rate of 0.98% per annum and matures in 24 months.

NIKOLA CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On April 30, 2020, the Company returned the $4.1 million in proceeds from the Note to JP Morgan Chase, originally obtained under the Small Business Administration Paycheck Protection Program.

Series D Issuance

In April 2020, the Company fulfilled the Forward Contract Liability and issued CNHI, a related party, 2,699,784 shares of Series D redeemable convertible preferred stock at a price of $18.52 resulting in gross proceeds of $50.0 million. In June 2020, the Company issued CNHI 3,887,658 shares of Series D redeemable convertible preferred stock for $72.0 million of prepaid in-kind services.